UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2010

DK SINOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-156302	26-3062752
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Dongxing Building, 4th Floor No.1 Xinke Road, Xi’an, the People’s Republic of China 710043
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-29-8224-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

On December 23, 2010, the Board of Directors of DK Sinopharma, Inc. (the “Company”) approved the appointment of MaloneBailey LLP (“MaloneBailey”) as the Company’s new registered independent public accounting firm for the year ending December 31, 2010, and to conduct review engagements on the Company’s non-annual quarterly financial statements on an ongoing basis thereafter.  MaloneBailey is registered with the Public Company Accounting Oversight Board.

During the two most recent fiscal years and through the date of our engagement of MaloneBailey, the Company did not consult with MaloneBailey regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging MaloneBailey, MaloneBailey did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to continue the appointment of MaloneBailey as the Company’s new registered independent public accounting firm.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

.	16.1 None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2010

DK SINOPHARMA, INC.

By:	/s/ Dongke Zhao
Dongke Zhao
Chief Executive Officer